                             TERMINATION AGREEMENT
                             ---------------------


     This Termination Agreement is made this 15th day of July, 1996 (the "Effective Date") between Texas Instruments Incorporated, a corporation organized and existing under the laws of the state of Delaware, U.S.A., having an office for the transaction of business at 8330 LBJ Freeway, Dallas, Texas 75243 (together with its subsidiaries, "TI") and PixTech S.A., formerly known as Pixel International S.A., a corporation organized and existing under the laws of France, with its principal place of business at Avenue Victoire, Zone Industrielle de Rousset, 13790 Rousset France ("PixTech").

     Whereas, TI and PixTech are parties to a Cooperation and License Agreement dated as of June 29, 1993 (the "License Agreement");

     Whereas, pursuant to the License Agreement PixTech and TI granted to each other certain licenses under their respective Technologies and Improvements to develop and commercialize Display Components in the FED Field (as such terms are defined in the License Agreement);

     Whereas, TI has determined in its reasonable judgment, pursuant to Section
29.5 of the License Agreement, that unforeseen alternative technical developments have occurred since the execution of the License Agreement, which have had a material adverse impact upon TI's specific application of the Technology; and

     Whereas, TI has decided to terminate its participation in the Commercialization Period activities (as such term is defined in the License Agreement) as a result of such developments, and PixTech has exercised its option to terminate TI's licenses under the License Agreement pursuant to
Section 29.5;

     Now Therefore, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

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

     1.   Definitions. All capitalized terms used in this Termination
          -----------
Agreement which are not otherwise defined herein shall have those meanings ascribed to them in the License Agreement.

     2.   Termination of License Agreement. Subject to the terms, conditions,
          --------------------------------
agreements and acknowledgements set forth below, TI and PixTech each hereby agree that the License Agreement is hereby terminated, as of March 20, 1996 (the "Termination Date"), pursuant to Section 29.5 thereof, and that as of the Termination Date TI ceased to be an Industrial Class Licensee.

     3.   Survival. Notwithstanding Section 30.0 SURVIVAL FROM THIS AGREEMENT
          --------
of the License Agreement, TI and PixTech hereby agree that only the following sections of the License Agreement, as such sections are specifically amended below, survive and continue in effect after the Termination Date:

     (i)    Section 1.0 DEFINITIONS.

     (ii)   Subsection 7.3 of Section 7.0 LICENSES; provided, however, that
                                                    --------  -------
PixTech's license thereunder shall be limited to TI's patents, copyrights, trade secrets, mask works and know how made, acquired or used by TI in its manufacturing of Panels through the Termination Date. For the avoidance of doubt, the said license includes a license under any patents issuing from patent applications filed prior to the Termination Date.

     (iii) The licenses from TI to PixTech (but not from PixTech to TI) under Subsection 7.4 of the Improvements TI has made or commissioned through the Termination Date.

     (iv)   Subsection 7.5 of Section 7.0 LICENSES; provided that PixTech may
                                                    --------
grant sublicenses thereunder only to Motorola, Inc., Raytheon Company and Futaba Corporation (collectively, the "Existing Industrial Class Licensees").

     (v)    The representations and warranties under Subsections 10.1, 10.2,
10.3 and 10.4 of Section 10.0 REPRESENTATIONS AND WARRANTIES.

     (vi)   Section 9.0 INFORMATION TRANSFERS.

     (vii)  Section 11.0 INVENTION RIGHTS.

     (viii) Section 14.0 PUBLIC DISCLOSURE.

     (ix)   Section 24.0 COMPLIANCE WITH GOVERNMENT LEGAL REQUIREMENTS.

     (x)    Section 25.0 GOVERNING LAW.

     (xi)   Section 28.0 WAIVER OF OBLIGATION.

     All of the remaining provisions of the License Agreement are hereby terminated as of the Termination Date, and each party hereto releases the other party from any and all continuing obligations thereunder.

     4.   Patent Filings.  Attached hereto as Exhibit A is a list of (i) all
          --------------                      ------- -
patent applications owned or controlled by TI which have been filed anywhere in the world and have neither lapsed nor become abandoned and (ii) all unexpired patents owned or controlled by TI which have been issued by any country in the world and have not been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken, which patents and patent applications relate to PixTech's continuing licenses under Subsections 7.3 and 7.4 of Section 7.0 LICENSES of the License Agreement.

     5.   Release.  TI and PixTech each release each other and their respective
          -------
affiliates, and each of its or their officers, directors, agents and employees from any and all obligations, claims, demands, actions, causes of action, suits, covenants, contracts or agreements, and any and all expenses, costs, losses or damages which either TI or PixTech now has or at any time has had against the other based on or arising out of the License Agreement; provided that such
                                                        --------
release shall not apply to such obligations, claims, demands, actions, causes of action, suits, covenants, contracts or agreements, and any and all expenses, costs, losses or damages which relate to the rights and obligations of either party under this Termination Agreement.

     6.   Prior Payments.  Without in any way limiting the generality of the
          --------------
foregoing, PixTech acknowledges and agrees that, as of the Effective Date, TI is relieved of any payment obligations in cash or in kind under the License Agreement, and TI hereby acknowledges and agrees that all payments heretofore made in cash or in kind to PixTech are and shall remain the property of PixTech.

     7.   Publicity.  The terms of this Termination Agreement shall be treated
          ---------
by each party as Confidential Information of the other party (as that term is defined in the License Agreement), and may not be disclosed by either party to any third party without the consent of the other except to the extent such disclosure is required by applicable law or regulations.

     8.   Non-Disparagement.  Each party hereto agrees that it will not
          -----------------
disparage or make negative statements about the other party or any of its officers, trustees, agents, employees, successors and assigns in connection with their relationship under the License Agreement or its termination hereunder.

     9.   Entire Agreement.  This Termination Agreement constitutes the entire
          ----------------
understanding between the parties and supersedes any prior agreements, written or oral,and any negotiations with respect to the subject matter hereof.

     10.  Binding Effect.  This Termination Agreement shall be binding upon and
          --------------
inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     11.  Governing Law.  This Termination Agreement shall be governed by and
          -------------
construed and interpreted in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have duly executed this Termination License Agreement as of the Effective Date first shown above written.


TEXAS INSTRUMENTS                      PIXTECH S.A.
INCORPORATED



By: /s/ Delbert A. Whitaker            By: /s/ Jean-Luc Grand-Clement
   ------------------------               ---------------------------

Title: Sr. Vice President              Title: President
      -------------------                    ----------

Date:  July 15, 1996                   Date: July 14, 1996
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                                      -5-

                                 Schedule A
                                 ----------

                        Patents and Patent Applications
                        -------------------------------

                          (Confidential Information)